                                                                     EXHIBIT 2.1
                                                                     -----------


                    AGREEMENT AND PLAN OF REORGANIZATION

                                BY AND AMONG

                      SMARTFORCE PUBLIC LIMITED COMPANY

                   LEARNING PRODUCTIONS ACQUISITION CORP.

                                     AND

                          LEARNING PRODUCTIONS, LLC

                         Dated as of April 10, 2000

                               TABLE OF CONTENTS
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ARTICLE I - THE MERGER....................................................      1

     1.1   The Merger.....................................................      1
     1.2   Effective Time.................................................      1
     1.3   Effect of the Merger...........................................      2
     1.4   Certificate of Incorporation; Bylaws...........................      2
     1.5   Directors and Officers.........................................      2
     1.6   Effect on Company Interests....................................      2
     1.7   Delivery of Consideration......................................      4
     1.8   No Further Ownership Rights in Company Interests...............      6
     1.9   Tax Consequences...............................................      6
     1.10  Taking of Necessary Action; Further Action.....................      6

ARTICLE II - REPRESENTATIONS AND WARRANTIES OF THE COMPANY................      6

     2.1   Organization of the Company....................................      6
     2.2   Company Capital Structure......................................      6
     2.3   Subsidiaries...................................................      7
     2.4   Authority......................................................      7
     2.5   Company Financial Statements...................................      8
     2.6   No Undisclosed Liabilities.....................................      9
     2.7   No Changes.....................................................      9
     2.8   Tax and Other Returns and Reports..............................     10
     2.9   Restrictions on Business Activities............................     11
     2.10  Title to Properties; Absence of Liens and Encumbrances.........     12
     2.11  Intellectual Property..........................................     12
     2.12  Agreements, Contracts and Commitments..........................     15
     2.13  Interested Party Transactions..................................     17
     2.14  Compliance with Laws...........................................     17
     2.15  Litigation.....................................................     17
     2.16  Insurance......................................................     17
     2.17  Environmental Matters..........................................     18
     2.18  Brokers' and Finders' Fees; Third Party Expenses...............     18
     2.19  Employee Matters and Benefit Plans.............................     21
     2.20  Accounts Receivable............................................     22
     2.21  Shelf Registration Statement Information.......................     22
     2.22  Representations Complete.......................................     22

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB  2

     3.1   Organization, Standing and Power...............................     22
     3.2   Authority......................................................     22
     3.3   Capital Structure..............................................     23
     3.4   SEC Documents; Parent Financial Statements.....................     23
     3.5   No Material Adverse Change.....................................     24

                                      -i-
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                               TABLE OF CONTENTS
                                  (continued)

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ARTICLE IV - CONDUCT PRIOR TO THE EFFECTIVE TIME..........................     24

     4.1   Conduct of Business of the Company.............................     24
     4.2   No Solicitation................................................     25

ARTICLE V - ADDITIONAL AGREEMENTS.........................................     26

     5.1   Member Meeting.................................................     26
     5.2   Access to Information..........................................     26
     5.3   Confidentiality................................................     27
     5.4   Expenses.......................................................     27
     5.5   Public Disclosure..............................................     27
     5.6   Consents.......................................................     27
     5.7   Reasonable Efforts.............................................     27
     5.8   Notification of Certain Matters................................     27
     5.9   Additional Documents and Further Assurances....................     27
     5.10  Resale Registration Statement..................................     28
     5.11  NNM Listing....................................................     28

ARTICLE VI - CONDITIONS TO THE MERGER.....................................     28

     6.1   Conditions to Obligations of Each Party to Effect the Merger...     28
     6.2   Additional Conditions to Obligations of the Company............     28
     6.3   Additional Conditions to the Obligations of Parent and
            Merger Sub....................................................     29

ARTICLE VII - SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW;
            INDEMNITY.....................................................     30

     7.1   Survival of Representations, Warranties and Covenants..........     30
     7.2   Agreement to Indemnify.........................................     30
     7.3   Escrow Arrangements; Limits of Liability.......................     31
     7.4   Survival of Indemnity; Indemnification Procedures; Time Limits.     31
     7.5   Securityholder Agent...........................................     32

ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER 33

     8.1   Termination....................................................      33
     8.2   Effect of Termination..........................................      33
     8.3   Amendment......................................................      34
     8.4   Extension; Waiver..............................................      34
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                                      -ii-

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ARTICLE IX  GENERAL PROVISIONS............................................      34

     9.1   Notices........................................................      34
     9.2   Interpretation.................................................      35
     9.3   Counterparts...................................................      36
     9.4   Entire Agreement; Assignment...................................      36
     9.5   Severability...................................................      36
     9.6   Other Remedies.................................................      36
     9.7   Governing Law..................................................      36
     9.8   Rules of Construction..........................................      36
     9.9   Specific Performance...........................................      36
     9.10  Share Legends..................................................      37
     9.11  California Corporate Securities Law............................      37

                      AGREEMENT AND PLAN OF REORGANIZATION

     This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement") is made and
                                                      ---------
entered into as of April 10, 2000 (the "Agreement Date") among SmartForce Public
                                        --------------
Limited Company, a public limited company formed under the laws of the Republic of Ireland ("Parent"), Learning Productions Acquisition Corp., Delaware
             ------
corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Learning
                                                      ----------
Productions, LLC, a Delaware limited liability company (the "Company"), Steven
                                                             -------
Goodman ("Goodman"), and Scott Mitchell ("Mitchell" and, together with Goodman, the "Principal Members").

                                    RECITALS

     A. The Board of Directors of each of the Parent and Merger Sub and the Board of Managers of the Company believe it is in the best interests of each company and the shareholders of Parent and Merger Sub and the holders of limited liability company interests in the Company that Parent acquire the Company through the statutory merger of the Company with and into Merger Sub (the "Merger") and, in furtherance thereof, have approved the Merger.
-------

     B. Pursuant to the Merger, among other things, and subject to the terms and conditions of this Agreement, all of the issued and outstanding interests of the members of the Company ("Company Interests") shall be converted into the
                             -----------------
right to receive cash and American Depository Shares ("ADSs"), each ADS
                                                       ----
representing one ordinary share (an "Ordinary Share") of the Parent (such cash
                                     --------------
and ADSs hereinafter referred to as the "Consideration"), and all outstanding
                                         -------------
options, warrants and other rights to acquire or receive Company Interests shall be terminated.

     C. The Company, the Principal Members, Parent and Merger Sub desire to make certain representations and warranties and other agreements in connection with the Merger.

     D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain holders of Company Interests are entering into voting agreements (the "Voting
                                                                       ------
Agreements") in form and substance satisfactory to Parent.
----------

     NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, intending to be legally bound hereby the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER
     1.1  The Merger.  At the Effective Time (as defined in Section 1.2) and
          ----------
subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporate Law (the "DGCL") and the
                                                                  ----
Delaware Limited Liability Company Act (the "LLC Act"), the Company shall be
                                             -------
merged with and into Merger Sub, the separate corporate existence of the Company shall cease and Merger Sub shall continue as the surviving corporation and as a wholly-owned subsidiary of Parent. Merger Sub as the surviving corporation after the Merger is hereinafter sometimes referred to as the "Surviving Corporation".
                                                        ---------------------

     1.2  Effective Time.  Unless this Agreement is earlier terminated pursuant
          --------------
to Section 8.1, the closing of the Merger (the "Closing") will take place as
                                                -------
promptly as practicable, but no later than two (2)
business days, following satisfaction or waiver of the conditions set forth in
Article VI, at the offices of Wilson Sonsini Goodrich & Rosati, 650 Page Mill Road, Palo Alto, California, unless another place or time is agreed to by Parent and the Company. The date upon which the Closing actually occurs is herein referred to as the "Closing Date". On the Closing Date, the parties hereto shall
                    ------------
cause the Merger to be consummated by filing a Certificate of Merger (or like instrument) with the Secretary of State of the State of Delaware (the "Certificate of Merger"), in accordance with the relevant provisions of
 ---------------------
applicable law. The date and time the Merger becomes effective in accordance with the provisions of the DGCL is the "Effective Time". The parties currently
                                        --------------
intend that the Closing Date will occur on or prior to April 21, 2000.

     1.3  Effect of the Merger.  At the Effective Time, the effect of the Merger
          --------------------
shall be as provided in the applicable provisions of the DGCL and the LLC Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

     1.4  Certificate of Incorporation; Bylaws.
          ------------------------------------

          (a) Unless otherwise determined by Parent prior to the Effective Time, at the Effective Time, the Certificate of Incorporation of Merger Sub shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to specify a corporate name selected by Parent.

          (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

     1.5  Directors and Officers.  The director(s) of Merger Sub immediately
          ----------------------
prior to the Effective Time shall be the initial director(s) of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Bylaws of the Surviving Corporation.

     1.6  Effect on Company Interests.  Subject to the terms and conditions of
          ---------------------------
this Agreement, as of the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holder of any Company Interests, the following shall occur:

          (a)   Conversion of Company Common Units. Each common unit of Company
                ----------------------------------
Interest ("Company Common Unit") issued and outstanding immediately prior to the
           -------------------
Effective Time (other than any Company Common Units to be canceled pursuant to
Section 1.6(c)) will be canceled and extinguished and be converted automatically into the right to receive (i) the Cash Amount Per Participating Unit and (ii) that number of ADSs of Parent equal to the Participating Exchange Ratio, upon delivery of an affidavit of membership, in the form attached here as Exhibit A
                                                                     ---------
(an "Affidavit of Membership") in respect of such Company Common Unit to Parent
     -----------------------
or Merger Sub.

          (b)   Conversion of Company Series A Units.  Each Series A unit of
                ------------------------------------
Company Interest ("Series A Unit") issued and outstanding immediately prior to
                   -------------
the Effective Time (other than any Series A Units to be canceled pursuant to Section 1.6(c)) will be canceled and extinguished and be converted automatically into the right to receive (i) the Cash Amount Per Participating Unit, and (ii) that number of

ADSs of Parent equal to the Participating Exchange Ratio; and, additionally,
(iii) the Cash Amount Per Series A Unit and (iv) that number of ADSs of Parent equal to the Series A Exchange Ratio, upon delivery of an Affidavit of Membership in respect of such Series A Unit to Parent or Merger Sub.

          (c)   Cancellation of Parent-Owned and Company-Owned Interests. All
                --------------------------------------------------------
Company Interests owned by Merger Sub, Parent, the Company or any direct or indirect wholly-owned subsidiary of Parent or of the Company immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

          (d)   Stock Options; Warrants.  At the Effective Time, all
                -----------------------
unexercised options, warrants or other rights to receive or acquire Company Interests then outstanding under the Company's Employee Common Unit Option Plan (the "Option Plan"), or otherwise, shall be terminated; Parent and Merger Sub
     ------------
acknowledge that the Company intends to vest prior to the Closing Date all options, warrants or other rights to receive or acquire Company Interests ("Unit Options") outstanding on the date hereof. The Company shall require
  ------------
that as a condition to the exercise by a holder of Unit Options of all or a portion of his or her Unit Options prior to the Effective Time such holder shall deliver to the Company a written direction (the "Withholding Notice")
                                                       ------------------
authorizing the Surviving Corporation to deduct from the cash consideration to be received by such holder pursuant to the Merger an amount sufficient to satisfy any withholding tax obligations applicable to the exercise of such Unit Options by such holder ("Withholding Amounts").
                                   -------------------

          (e)   Capital Stock of Merger Sub. Each share of Common Stock of
                ---------------------------
Merger Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding.

          (f)   Adjustments to Exchange Ratios. The Participating Exchange Ratio
                ------------------------------
and the Series A Exchange Ratio shall be appropriately adjusted to reflect fully the effect of any share split, reverse split, share dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Interests), reorganization, recapitalization or other like change with respect to Parent Ordinary Shares or Company Interests occurring after the date hereof and prior to the Effective Time.

          (g)   Fractional Shares. No fraction of an ADS will be issued at the
                -----------------
Effective Time by virtue of the Merger, but in lieu thereof, each holder of a Company Interest who would otherwise be entitled to a fraction of an ADS (after aggregating all fractional ADSs to be received by such holder) shall be entitled to receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the ADS Trading Price (as hereinafter defined).

          (h)   Definitions.  For purposes of  this Agreement, the following
                -----------
terms shall have the meanings ascribed thereto below:

                (i)   Available Consideration.  "Available Consideration"
                      -----------------------    -----------------------
shall mean $16,000,000 less the total amount of expenses incurred by the Company in connection with this Agreement and the Related Agreements and the transactions contemplated hereby and thereby which expenses are listed on
Schedule 1.6(h) attached hereto, and which, if not already paid, shall be paid reasonably promptly following the Closing by Parent or Merger Sub.

                (ii)  Aggregate Liquidation Preference Amount. The "Aggregate
                      ---------------------------------------       ---------
Liquidation Preference Amount" shall mean the aggregate of all amounts due to
-----------------------------
the holders of Series A Units as a Liquidation Preference (as such term is defined in the Limited Liability Company Agreement of the Company (the "LLCA"))
                                                                        ----
as a result of the Merger.

                (iii)  Aggregate Participating Amount. The "Aggregate
                       ------------------------------       ---------
Participating Amount" shall mean the Available Consideration less the Aggregate
--------------------
Liquidation Preference Amount.

                (iv)  Participating ADS Portion. The "Participating ADS Portion"
                      -------------------------       -------------------------
shall mean the quotient obtained by dividing (x) 70% of the Aggregate Participating Amount, by (y) t he ADS Trading Price.

                (v)  Participating Exchange Ratio. The "Participating Exchange
                     ----------------------------       ----------------------
Ratio" shall mean the quotient obtained by dividing (x) the Participating ADS
-----
Portion, by (y) the total number of Company Interests outstanding immediately prior to the Effective Time.

                (vi)  Cash Amount Per Participating Unit. The "Cash Amount Per
                      ----------------------------------       ---------------
Participating Unit" shall mean the quotient obtained by dividing (x) 30% of the
------------------
Aggregate Participating Amount, by (y) the total number of units of Company Interests outstanding immediately prior to the Effective Time.

                (vii)  Series A ADS Portion. The "Series A ADS Portion" shall
                       --------------------       --------------------
mean the quotient obtained by dividing (x) 70% of the Aggregate Liquidation Preference Amount by (y) the ADS Trading Price.

                (viii)  Series A Exchange Ratio. The "Series A Exchange Ratio"
                        -----------------------       -----------------------
shall mean, the quotient obtained by dividing (x) the Series A ADS Portion by
(y) the total number of Series A Units outstanding immediately prior to the Effective Time.

                (ix)  Cash Amount Per Series A Unit. The "Cash Amount Per Series
                      -----------------------------       ----------------------
A Unit" shall mean the quotient obtained by dividing (x) 30% of the Aggregate
------
Liquidation Preference amount, by (y) the total number of Series A Units outstanding immediately prior to the Effective Time.

                (x)  ADS Trading Price. The "ADS Trading Price" shall mean
                     -----------------       -----------------
$49.45, which is the average of the last per share sale price of Parent's ADSs on the Nasdaq National Market for twenty (20) trading days ending on and including the trading day immediately prior to the Agreement Date.

                (xi)  Escrow Amount. The "Escrow Amount" shall be the number of
                      -------------       -------------
ADSs representing ten percent (10%) of the aggregate number of ADSs issuable at the Effective Time pursuant to this Section 1.6.

     1.7  Delivery of Consideration.
          -------------------------

          (a)   Delivery of Affidavits of Membership. Prior to the Closing, the
                ------------------------------------
Company shall deliver to Parent a list setting forth the names of each of the holders of Company Interests as of the Effective Time, together with each of their addresses and the number of units and class of their Company Interests (the "Member List"). Additionally, prior to the Closing, the Company shall
      -----------
deliver to each of such holders of Company Interests listed on the Member List (at their respective address set forth on such Member List), whose Company Interests shall be converted into the right to receive cash and ADSs pursuant to Section 1.6 hereof, an Affidavit of Membership.

          (b)   Exchange Agent. Prior to the Effective Time, Parent shall
                --------------
designate a bank, trust company or other third party reasonably acceptable to the Company to act as exchange agent (the "Exchange Agent") in the Merger.
                                           --------------

          (c)   Parent to Provide Consideration. Promptly after the Effective
                -------------------------------
Time, Parent shall make available to the Exchange Agent for exchange in accordance with this Article I, American Depository

Receipts ("ADRs") registered in the names of the relevant holders of Company
           ----
Interests and issued in accordance with that certain Restricted Deposit Agreement (B) (the "Deposit Agreement") dated as of June 8, 1999 among Parent,
                    ------------------
the Bank of New York, as depositary (the "Depositary"), and all owners and
                                          ----------
beneficial owners from time to time of the Restricted ADRs, which ADRs shall represent the aggregate number of ADSs issuable pursuant to Section 1.6 of this Agreement in exchange for all outstanding Company Interests. Prior to or promptly after the Effective Time, Parent shall deliver or cause to be delivered to the Custodian (as defined in the Deposit Agreement), in accordance with the Deposit Agreement, the Ordinary Shares of Parent represented by the ADSs to be issued at the Effective Time by virtue of the Merger, with instructions to the Depositary to create and deliver the ADRs representing the ADSs to each holder of Company Interests as provided in this Agreement; provided, however, that, on behalf of the holders of Company Interests, Parent shall deposit into an escrow account pursuant to the terms of the Escrow Agreement substantially in the form of Exhibit B (the "Escrow Agreement") the Escrow Amount out of the aggregate
   ---------       ----------------
number of ADSs otherwise issuable pursuant to Section 1.6 of this Agreement. The portion of the Escrow Amount contributed on behalf of each holder of Company Interests shall be in proportion to the aggregate number of ADSs which such holder would otherwise be entitled to receive under Section 1.6 of this Agreement by virtue of ownership of outstanding Company Interests. In addition to the ADRs made available to the Exchange Agent in accordance with this subsection 1.7(b), Parent shall deliver (x) to the Exchange Agent (i) all cash amounts payable to the holders of Company Interests pursuant to Sections 1.6(a) and (b) hereof including any amounts to be paid to holders of Company Interests in lieu of fractional interests in ADSs pursuant to Section 1.6(g) of this Agreement, less (ii) with respect to all holders of Unit Options who have delivered Withholding Notices, all Withholding Amounts and (y) to the Surviving Corporation, all Withholding Amounts; provided, that, upon receipt of all
                                      --------  ----
Withholding Amounts, the Surviving Corporation shall pay such amounts to such governmental entities and in such amounts as shall be requested by the Principal Members; provided, further, that, nothing contained in the foregoing shall
         --------  -------  ----
modify the representations and warranties of the Company in Section 2.8 hereof nor modify the obligations of the Company, Goodman, Mitchell or any indemnifying party with respect to such matters in Article VII hereof or in the Escrow Agreement or Indemnity Agreement.

          (d)   Exchange Procedures. Promptly after the Effective Time, upon
                -------------------
delivery of the Affidavit of Membership, a Lock-Up Agreement (as defined herein) and a counterpart signature page to the Indemnity Agreement (as defined herein) to the Parent, the Surviving Corporation or to such other agent or agents as may be appointed by Parent, all duly completed and validly executed, such holder of Company Interests shall be entitled to receive, and Exchange Agent, on behalf of Parent, shall deliver, in exchange therefor, ADRs representing the number of whole ADSs (less the number of ADSs to be deposited in escrow pursuant to the Escrow Agreement in accordance with Article VII hereof), and, subject to any Withholding Notices executed by such holder, cash to which such holder is entitled pursuant to Section 1.6.

          (e)   Distributions With Respect to Unexchanged Shares. No dividends
                ------------------------------------------------
or other distributions declared or made after the Effective Time with respect to ADSs with a record date after the Effective Time will be paid to any holder of Company Interests with respect to the ADSs represented thereby until such holder delivers to Parent or Merger Sub or to such other agent or agents as may be appointed by Parent, the Affidavit of Membership, duly completed and validly executed. Subject to applicable law, following surrender of such Affidavit of Membership, there shall be paid to the record holder of the certificates representing whole ADSs issued in exchange therefor, without interest, at the time of such delivery, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole ADSs.

          (f)   No Liability. Notwithstanding anything to the contrary in this
                ------------
Section 1.7, none of the Exchange Agent, the Surviving Corporation or any party hereto shall be liable to a holder of ADSs or

Company Interests for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     1.8  No Further Ownership Rights in Company Interests. All cash and ADSs
          ------------------------------------------------
issued in exchange for Company Interests in accordance with the terms hereof (including any cash paid in lieu of any fractional ADSs) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Interests, and there shall be no further registration of transfers on the records of the Surviving Corporation of Company Interests which were outstanding immediately prior to the Effective Time.

     1.9  Tax Consequences. The parties hereto acknowledge that the Merger shall
          ----------------
constitute a taxable transaction for the holders of Company Interests.

     1.10  Taking of Necessary Action; Further Action. If, at any time after the
           ------------------------------------------
Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub are fully authorized in the name of their respective legal entities or otherwise to take, and will take, all such lawful and necessary action.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Each of the Company, Goodman and Mitchell hereby represents and warrants to Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the disclosure letter supplied by the Company to Parent (the "Company
                                                                 -------
Schedules") and dated as of the date hereof, as follows:
---------

     2.1  Organization of the Company. The Company is a limited liability
          ---------------------------
company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the power to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and in good standing as a foreign limited liability company in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the business, assets (including intangible assets), financial condition or results of operations, of the Company (hereinafter referred to as a "Material Adverse Effect"). The Company has delivered to Parent a true and
 -----------------------
correct copy of the LLCA, as amended to date, to including, without limitation, Exhibit A, thereto which discloses all holders of Company Interests.

     2.2  Company Capital Structure.
          -------------------------

          (a) The Company is authorized to issue up to the following number and series of Company Interests: 10,000,000 Company Common Units of which 7,404,500 are issued and outstanding, 500,000 Series A Units, all of which are issued and outstanding, and 500,000 Preferred Units which may be classified into one or more series none of which have been issued or are outstanding. All Company Interests are held as of the date hereof by the persons, with the domicile addresses and in the amounts set forth on Schedule 2.2(a). All Company Interests have been duly authorized, validly issued, fully paid and non-assessable and have not been issued in violation of any preemptive rights created by statute, the LLCA or any agreement to which the Company is a party or by which it is bound.

          (b)   The Aggregate Liquidation Preference Amount is $500,000.

          (c) The Company has reserved 1,095,500 Company Common Units for issuance to employees and consultants pursuant to the Option Plan, of which 1,095,500 Company Common Units are subject to outstanding, unexercised options and no Company Common Units remain available for future grant. The Company has reserved 1,000,000 Company Common Units for issuance to Avnet, Inc. Schedule 2.2(c) sets forth for each outstanding option and warrant to purchase Company Common Units the name of the holder of such option or warrants, the domicile address of such holder, the Common Interests subject to such option or warrants, the exercise price of such option or warrant and the vesting schedule for option, including the extent vested to date. Except for the options and warrants described in Schedule 2.2(c), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any Company Interests. Except for the options and warrants described in Schedule 2.2(c), there are no options, warrants, calls, rights, commitments or agreements of any character, written or oral, to which the Company is a party or by which it is bound obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The holders of the options and warrants described in Schedule 2.2(c) have been or will be given, or shall have properly waived, any required notice prior to the Merger and all such rights which are not exercised prior to the Effective Time will be terminated at or prior to the Effective Time.

     2.3  Subsidiaries. The Company does not have and has never had any
          ------------
subsidiaries and does not otherwise own and has never otherwise owned any shares of capital stock or any interest in, or control, directly or indirectly, any other corporation, partnership, association, joint venture or other business entity.

     2.4  Authority.
          ---------

          (a) Subject only to the requisite approval of the Merger and the Agreement by the holders of Company Interests, the Company has all requisite power and authority to enter into this Agreement and the Related Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The vote required of the Company's members to duly approve the Merger and this Agreement is a majority of the holders of the Company Common Units and at least two-thirds of the holders of Series A Units. The execution and delivery of this Agreement and the Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company, subject only to the approval of the Merger by the holders of Company Interests. The Company's Board of Managers has unanimously approved the Merger, this Agreement and the Related Agreements to which the Company is a party. This Agreement and the Related Agreements to which the Company is a party have been duly executed and delivered by the Company and constitute the valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. Except as set forth on Schedule 2.4, subject only to the approval of the Merger and this Agreement by the holders of Company Interests, the execution and delivery of this Agreement and the Related Agreements to which the Company is a party by the Company do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "Conflict") (i) any provision of the LLCA, (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, or license to which the Company is a party or its properties or assets is subject; or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or its properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party (so as not to trigger any
             -------------------
Conflict), is required by or with respect to the Company in connection with the execution and delivery of this Agreement and the Related Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby, except for (x) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (y) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (z) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4. For purposes of this Agreement, "Related
                                                                      -------
Agreements" shall mean all such ancillary agreements required in this Agreement
----------
to be executed in connection with the transactions contemplated hereby, including the Noncompetition Agreements (as defined herein), the Escrow Agreement, the Lock-up Agreements (as defined herein) and the Indemnity Agreements (as defined herein).

          (b) Each of the Principal Members has full right, power, authority and capacity to enter into this Agreement and the Related Agreements to which either of them is a party and to consummate the transactions contemplated hereby and thereby. This Agreement and the Related Agreements to which each of the Principal Members is a party have been duly executed and delivered by such Principal Members and constitute the valid and binding obligations of such Principal Members, enforceable in accordance with their terms, except as enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement and the Related Agreements to which each of the Principal Members is a party by such Principal Members do not, and the consummation of the transactions contemplated hereby and thereby will not, Conflict with (i) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, or license to which such Principal Member is a party or his properties or assets is subject; or (ii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Principal Member or his properties or assets. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity or any third party (so as not to trigger any Conflict), is required by or with respect to either Principal Member in connection with the execution and delivery of this Agreement and the Related Agreements to which such Principal Member is a party or the consummation of the transactions contemplated hereby and thereby, except for (x) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (y) such other consents, waivers, authorizations, filings, approvals and registrations which are set forth on Schedule 2.4.

     2.5  Company Financial Statements. Schedule 2.5 sets forth the Company's
          ----------------------------
unaudited balance sheet as of December 31, 1999 and the related unaudited statement of operations for the twelve-month period then ended and the Company's unaudited balance sheet as of March 31, 2000 (the "Balance Sheet") and the
                                                   -------------
related unaudited statement of operations for the three-month period then ended (collectively, the "Company Financials"). Except as set forth in Schedule 2.5,
                    ------------------
the Company Financials have been prepared in accordance with the cash method of accounting applied on a basis consistent throughout the periods indicated and consistent with each other. The Company Financials present fairly the financial condition and operating results of the Company on the cash method as of the dates and during the periods indicated therein, subject, in the case of the Balance Sheet and related statement of operations, to normal year-end adjustments, which will not be material in amount or significance.

     2.6  No Undisclosed Liabilities. Except as set forth in Schedule 2.6, the
          --------------------------
Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which (i) has not been reflected in the Balance Sheet, or (ii) has not arisen in the ordinary course of the Company's business since March 31, 2000, consistent with past practices and does not, individually or in the aggregate, exceeds $15,000.

     2.7  No Changes.
          ----------

          (a) Except as set forth in Schedule 2.7(a), since January 1, 1999, there has not been, occurred or arisen any:

                (i) transaction by the Company except in the ordinary course of business as conducted on that date and consistent with past practices;

                (ii)  amendments or changes to the LLCA of the Company;

                (iii) capital expenditure or commitment by the Company of $15,000 in any individual case or $25,000 in the aggregate.

                (iv) destruction of, damage to or loss of any material assets, business or customer of the Company (whether or not covered by insurance);

                (v) labor trouble or claim of wrongful discharge of which the Company is aware or other unlawful labor practice or action;

                (vi) change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by the Company;

                (vii)  revaluation by the Company of any of its assets;

                (viii) declaration, setting aside or payment of a dividend or other distribution with respect to the Company Interests, or any direct or indirect redemption, purchase or other acquisition by the Company of any of its Company Interests;

                (ix) increase in the salary or other compensation payable or to become payable by the Company to any of its officers, directors, employees or advisors, or the declaration, payment or commitment or obligation of any kind for the payment, by the Company, of a bonus or other additional salary or compensation to any such person except as made in the ordinary course of business;

                (x) sale, lease, license or other disposition of any of the assets or properties of the Company, except in the ordinary course of business as conducted on that date and consistent with past practices;

                (xi) waiver or release of any right or claim of the Company, including any write-off or other compromise of any account receivable of the Company;

                (xii) commencement or notice or threat of commencement of any lawsuit or proceeding against or investigation of the Company or its affairs;

                (xiii) notice of any claim of ownership by a third party of the Company's Intellectual Property (as defined in Section 2.11 below) or of infringement by the Company of any third party's Intellectual Property rights;

                (xiv) issuance or sale by the Company of any Company Interests, or securities exchangeable, convertible or exercisable therefor, or of any other securities; or

                (xv) other event or condition of any character that has or could be reasonably expected to have a Material Adverse Effect.

          (b) Except as set forth in Schedule 2.7(b), since March 31, 2000, there has not been, occurred or arisen any:

                (i) amendment or termination of any material contract, agreement or license to which the Company is a party or by which it is bound;

                (ii) loan by the Company to any person or entity, incurring by the Company of any indebtedness, guaranteeing by the Company of any indebtedness, issuance or sale of any debt securities of the Company or guaranteeing of any debt securities of others except for advances to employees for travel and business expenses in the ordinary course of business, consistent with past practices;

                (iii) change in pricing or royalties set or charged by the Company to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to the Company; or

                (iv) negotiation or agreement by the Company or any officer or employees thereof to do any of the things described in the preceding clauses
(b)(i) through (iii) (other than negotiations with Parent and its representatives regarding the transactions contemplated by this Agreement).

     2.8  Tax and Other Returns and Reports.
          ---------------------------------

          (a)   Definition of Taxes. For the purposes of this Agreement, "Tax"
                -------------------                                       ---
or, collectively, "Taxes", means any and all federal, state, local and foreign
                   -----
taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

     (b)  Tax Returns and Audits.  Except as set forth in Schedule 2.8:
          ----------------------

          (i) The Company has prepared and filed all required federal, state, local and foreign returns, estimates, information statements and reports ("Returns") relating to any and all Taxes concerning or attributable to the
  -------
Company or its operations and such Returns are true and correct and have been completed in accordance with applicable law.

          (ii) The Company: (A) has paid or accrued all Taxes it is required to pay or accrue and (B) has withheld with respect to its employees all federal and state income taxes, FICA, FUTA and other Taxes required to be withheld.

          (iii) The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company, nor has the Company executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (iv) No audit or other examination of any Return of the Company is presently in progress, nor has the Company been notified of any request for such an audit or other examination.

          (v) The Company does not have any liabilities for unpaid federal, state, local or foreign Taxes which have not been accrued or reserved against in accordance with GAAP on the Balance Sheet, whether asserted or unasserted, contingent or otherwise, and the Company has no knowledge of any basis for the assertion of any such liability attributable to the Company, its assets or operations.

          (vi) The Company has provided to Parent copies of all federal and state income and all state sales and use Tax Returns for all periods since the date of Company's organization.

          (vii) There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("Liens") on the assets of the
                                              -----
Company relating to or attributable to Taxes other than Liens for Taxes not yet due and payable.

          (viii) The Company has no knowledge of any basis for the assertion of any claim relating or attributable to Taxes which, if adversely determined, would result in any Lien on the assets of the Company.

          (ix) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

          (x) There are no contracts, agreements, plans or arrangements, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Section 280G or 162 of the Code.

          (xi) The Company is not a party to a tax sharing or allocation agreement nor does the Company owe any amount under any such agreement.

          (xii) The Company is properly classified as a partnership for all tax purposes.

     2.9  Restrictions on Business Activities. There is no agreement (noncompete
          -----------------------------------
or otherwise), commitment, judgment, injunction, order or decree to which the Company is a party or otherwise binding upon the Company which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of the Company, any acquisition of property (tangible or intangible) by the Company or the conduct of business by the Company. Without limiting the foregoing, the Company has not entered into any agreement under which the Company is restricted from selling, licensing or otherwise distributing any of its products or services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

      2.10  Title to Properties; Absence of Liens and Encumbrances.
            ------------------------------------------------------

            (a) The Company owns no real property, nor has it ever owned any real property. Schedule 2.10(a) sets forth a list of all real property currently leased by the Company, the name of the lessor and the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such current leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default).

            (b) The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business, free and clear of any Liens (as defined in Section 2.8(b)(vii)), except as reflected in the Company Financials or in Schedule 2.10(b) and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

            (c) The equipment and other tangible personal property owned or leased by the Company (i) is adequate for the conduct of its business as currently conducted, (ii) is in good operating condition, subject to normal wear and tear, and (iii) has been reasonably maintained.

            (d) Except as set forth on Schedule 2.10(d), the Company owns or has valid rights to use all of the properties and assets (including all intellectual property rights) necessary to conduct its business as currently conducted.

      2.11  Intellectual Property.
            ---------------------

            (a) For the purposes of this Agreement, the following terms have the following definitions:

            "Intellectual Property" shall mean any or all of the following and
             ---------------------
all rights in, arising out of, or associated therewith: (i) all United States and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all mask works, mask work registrations and applications therefor, and all other rights corresponding thereto throughout the world; (v) all industrial designs and any registrations and applications therefor throughout the world; (vi) all trade names, logos, common law trademarks and service marks; trademark and service mark registrations and applications therefor throughout the world; (vii) all databases and data collections and all rights therein throughout the world; and (vii) all computer software including all source code, object code, firmware, development tools, files, records and data, all media on which any of the foregoing is recorded, and all documentation related to any of the foregoing throughout the world.

            "Intellectual Property of the Company" shall mean any Intellectual
             ------------------------------------
Property that: (i) is owned by or exclusively licensed to the Company, or (ii) which is necessary to the operation of the Company, including the design, manufacture, sale and use of the products or performance of the services of the

Company as it currently is operated; provided, however, that such definition shall not include any software programs and software systems, including, without limitation, all databases, compilations, tool sets, compilers, higher level or "proprietary" languages, user and technical manuals and other related documentation and materials, whether source code, object code or readable form, licensed to the Company that is subject to "shrink-wrap" license agreements.

          "currently" means, as used in this section, the period beginning six
           ---------
years prior to the Closing Date and ending on such date.

          (b) Section 2.11(b) of the Company Schedules lists all of the Company's United States and foreign: (i) patents, patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) mask work registrations and applications to register mask works; and (v) any other Intellectual Property of the Company that is the subject of an application, certificate or registration issued by or recorded by any state, government or other public legal authority, all of the foregoing, the "Registered Intellectual Property".
 --------------------------------

          (c) Section 2.11(c) of the Company Schedules lists any proceedings or actions before any court, tribunal (including the United States Patent Office ("PTO") or equivalent authority anywhere in the world) related to any of the
  ---
Registered Intellectual Property.

          (d) The Company has complied with all applicable disclosure requirements and has not committed any fraudulent act in the application for and maintenance of any patent, trademark or copyright of the Company.

          (e) Each item of Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees in connection with such Registered Intellectual Property have been made and all necessary documents and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property. Section 2.11(e) of the Company Schedules lists all actions and payments that must be made in the six month period following the Closing Date in connection with the preservation or maintenance of the Registered Intellectual Property.

          (f) The Company is not barred from seeking patents on potentially patentable inventions of the Company by "on-sale" or similar bars to patentability or by failure to apply for a patent on such inventions within the time required.

          (g) The contracts, licenses and agreements listed on Section 2.11(g) of the Company Schedules include all contracts, licenses and agreements, to which the Company is a party with respect to any Intellectual Property with a potential value or cost in excess of $25,000.

          (h) The contracts, licenses and agreements listed on Section 2.11(g) of the Company Schedules are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of the contracts, licenses and agreements listed on Section 2.11(g) of the Company Schedules. The Company is in compliance with, and has not breached any term of, the contracts, licenses and agreements listed on Section 2.11(g) of the Company Schedules, and, to the Company's knowledge, all other parties to the contracts, licenses and agreements listed on Section 2.11(g) of the Company Schedules are in compliance with, and have not breached, any term of such contracts, licenses and agreements. Following the Closing Date, Merger Sub will be permitted to exercise all of the Company's rights under the contracts, licenses and agreements listed in Section 2.11(g) of the Company Schedules without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

          (i)   Except as set forth in Section 2.11(i) of the Company Schedules:
(i) no person has any rights to use any of the Intellectual Property of the Company; and (ii) the Company has not granted to any Person, nor authorized any Person to retain, any rights in the Intellectual Property of the Company.

          (j)   Except as set forth on Section 2.11(j) of the Company Schedules:
(i) the Company owns and has good and exclusive title to each item of the Intellectual Property of the Company, including all Registered Intellectual Property listed on Section 2.11(b) of the Company Schedules, free and clear of any Lien; (ii) the Company owns, or has the right, pursuant to a valid Contract to use or operate under, all other Intellectual Property of the Company; and
(iii) the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of the Company, including the sale of any products or the provision of any services by the Company.

          (k) To the Company's knowledge, except as set forth on Schedule 2.11(k) of the Company Schedule, the operation of the business of the Company as such business currently is conducted, or is reasonably is contemplated to be conducted, including the Company's design, development, manufacture, marketing and sale of the products or services of the Company (including with respect to products currently under development) has not, does not and will not infringe or misappropriate the Intellectual Property of any other Person or constitute unfair competition or trade practices under the laws of any jurisdiction. Neither Goodman, Mitchell nor, to the Company's knowledge, any other Employee, consultant or contractor of the Company is in violation of any term of any employment, noncompetition, non-disclosure, proprietary rights or similar agreement between such person and any third party or obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgement, decree, or order of any court or administrative agency, that could (x) interfere with the use of such person's best efforts to promote the interests of the Company, (y) conflict with the Company's business as proposed to be conducted, or (z) result in the Company incurring any liability by virtue of the Company's employment of such Employee, consultant or contractor.

          (l) Except as set forth on Schedule 2.11(l) of the Company Schedule, the Company has not received notice from any person that the operation of the business of the Company, including its design, development, manufacture and sale of its products (including with respect to products currently under development) and provision of its services, infringes or misappropriates the Intellectual Property of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (m) The Company owns or has the right to all Intellectual Property necessary to the conduct of its business as it currently is conducted, including, without limitation, the design, development, manufacture and sale of all products currently manufactured or sold by the Company and the performance of all services provided by the Company.

          (n) Section 2.11(n) of the Company Schedules lists all contracts, licenses and agreements between the Company and any other Person wherein or whereby the Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, hold harmless or otherwise assume or incur any obligation or liability with respect to the infringement or misappropriation by the Company or such other Person of the Intellectual Property of any other Person.

           (o) Except as listed on Section 2.11(o) of the Company Schedules, there are no contracts, licenses or agreements between the Company and any other person with respect to the Intellectual Property of the Company under which there is any dispute regarding the scope of such agreement, or performance under such agreement including with respect to any payments to be made or received by the Company thereunder.

           (p) Except as listed on Section 2.11(p) of the Company Schedules, to the Company's knowledge, no person has or is infringing or misappropriating any of Intellectual Property of the Company.

           (q) Except as listed on Section 2.11(q) of the Company Schedules, there have been, and are, no claims asserted against the Company or, to the Company's knowledge, against any customer of the Company, related to any product or service of the Company.

           (r) Except for pending patent applications, no Intellectual Property of the Company, or product or service of the Company is subject to any proceeding or outstanding decree, order, judgment, or stipulation restricting in any manner the use or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Intellectual Property of the Company.

           (s) The Company has required all employees to enter into an ideas and inventions agreement substantially in the Company's standard form (a true and complete copy of which has been provided to counsel for Parent) and all current and former employees of the Company have executed such an agreement.

           (t) The Company owns exclusively and has good title to all copyrighted works that are the Company products or which the Company otherwise purports to own, except for those copyrighted works licensed to the Company listed on Section 2.11(t) of the Company Schedules.

           (u) To the extent that any work, invention, or material has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby has obtained ownership of, and is the exclusive owner of, all Intellectual Property in such work, material or invention by operation of law or by valid assignment.

     2.12  Agreements, Contracts and Commitments.
           -------------------------------------

           (a) Except as set forth on Schedule 2.12(a), the Company does not have, is not a party to nor is it bound by:

                (i)  any collective bargaining agreements,

                (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations,

                (iii) any bonus, deferred compensation, pension, profit sharing or retirement plans, or any other em ployee benefit plans or arrangements,

                (iv) any employment or consulting agreement with an employee or individual consultant or salesperson or consulting or sales agreement with a firm or other organization,

                (v) any agreement or plan, including, without limitation, any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement,

                (vi)  any fidelity or surety bond or completion bond,

                (vii) any lease of personal property having a value individually in excess of $15,000,

                (viii)  any agreement of indemnification or guaranty,

                (ix) any agreement containing any covenant limiting the freedom of the Company or its present and future affiliated entities to engage in any line of business or to compete with any person,

                (x) any agreement relating to capital expenditures and involving future payments in excess of $15,000,

                (xi) any agreement relating to the disposition or acquisition of assets or any interest in any business enterprise outside the ordinary course of the Company's business,

                (xii) any mortgages, indentures, loans or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit, including guaranties referred to in clause
(viii) hereof,

                (xiii) any purchase order or contract for the purchase of raw materials involving $5,000 or more,

                (xiv)  any construction contracts,

                (xv) any distribution, joint marketing or development agreement,

                (xvi) any agreement pursuant to which the Company has granted or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code, or

                (xvii) any other agreement that involves $5,000 or more or is not cancelable without penalty within thirty (30) days.

          (b) Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in Schedule 2.12(b), the Company has not breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth on Schedule 2.12(a) or Schedule 2.11(g) (any such agreement, contract or commitment, a "Contract"). Each Contract is in full force and effect and, except as otherwise
 --------
disclosed in Schedule 2.12(b), is not subject to any default thereunder of which the Company has knowledge by any party obligated to the Company pursuant thereto. The Company has delivered to Parent or its counsel true and complete copies of each Contract, and any other agreement or document referenced in the Company Schedules or requested by Parent or its counsel.

          (c) The Company has performed all services required to be performed and has delivered all required deliverables under the terms of that certain Joint Development Agreement (the "Development Agreement") between the Company
                                  ---------------------
and Avnet dated August 1, 1998, and (ii) Avnet has paid or has been invoiced for all amounts required to be paid under the terms of the Development Agreement, and neither the Company, Goodman or Mitchell has any reason to believe that any such invoiced amounts will not be paid.


      2.13  Interested Party Transactions. Except as set forth on Schedule 2.13,
            -----------------------------
to the Company's knowledge, no officer, director or member of the Company (nor any ancestor, sibling, descendant or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an economic interest), has or has had, directly or indirectly, (i) an economic interest in any entity which furnished or sold, or furnishes or sells, services or products that the Company furnishes or sells, or proposes to furnish or sell,
(ii) an economic interest in any entity that purchases from, or sells or furnishes to, the Company, any goods or services or (iii) a beneficial interest in any contract or agreement set forth in Schedule 2.12(a) or Schedule 2.11(g); provided, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation and no more than ten percent (10%) of the outstanding equity of any other entity shall not be deemed an "economic interest in any entity" for purposes of this Section 2.13.

      2.14  Compliance with Laws. The Company has complied in all material
            --------------------
respects with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation applicable to the Company.

      2.15  Litigation. Except as set forth in Schedule 2.15, there is no
            ----------
action, suit or proceeding of any nature pending or to the Company's knowledge threatened against the Company, its properties or any of its officers or directors, in their respective capacities as such. Except as set forth in
Schedule 2.15, to the Company's knowledge, there is no investigation pending or threatened against the Company, its properties or any of its officers or directors by or before any governmental entity. Schedule 2.15 sets forth, with respect to any pending or threatened action, suit, proceeding or investigation, the forum, the parties thereto, the subject matter thereof and the amount of damages claimed or other remedy requested to the extent known to the Company. No governmental entity has at any time challenged or questioned the legal right of the Company to manufacture, offer or sell any of its products or services in the present manner or style thereof.

      2.16  Insurance. With respect to the insurance policies and fidelity bonds
            ---------
covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company, there is no claim by the Company pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company is otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). The Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

      2.17  Environmental Matters.
            ---------------------

            (a)   Hazardous Material.  The Company has not:  (i) operated any
                  ------------------
underground storage tanks at any property that the Company has at any time owned, operated, occupied or leased; or (ii) illegally released any material amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, (a "Hazardous Material"), but excluding office and janitorial supplies properly
    ------------------
and safely maintained. No Hazardous Materials are present, as a result of the deliberate actions of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company has at any time owned, operated, occupied or leased.

     (b)  Hazardous Materials Activities.  The Company has not transported,
          ------------------------------
stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company disposed of, transported, sold, or manufactured any product containing a Hazardous Material (any or all of the foregoing being collectively referred to as "Hazardous Materials Activities") in
                                             ------------------------------
violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

     (c)  Permits.  The Company currently holds all environmental approvals,
          -------
permits, licenses, clearances and consents (the "Environmental Permits")
                                                 ---------------------
necessary for the conduct of the Company's Hazardous Material Activities, if any, and other businesses of the Company as such activities and businesses are currently being conducted.

     (d)  Environmental Liabilities. No action, proceeding, revocation
          -------------------------
proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activities of the Company. The Company is not aware of any fact or circumstance which could involve the Company in any environmental litigation or impose upon the Company any environmental liability.

     2.18  Brokers' and Finders' Fees; Third Party Expenses. The Company has not
           ------------------------------------------------
incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or the Related Agreements or any transaction contemplated hereby or thereby. Schedule 2.18 sets forth the principal terms and conditions of any agreement, written or oral, with respect to such fees. Schedule 2.18 sets forth the Company's current reasonable estimate of all Third Party Expenses (as defined in Section 5.4) expected to be incurred by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby.

      2.19  Employee Matters and Benefit Plans.
            ----------------------------------

            (a)  Definitions. With the exception of the definition of
                 -----------
"Affiliate" set forth in Section 2.19(a)(i) below (such definition shall only
 ---------
apply to this Section 2.19), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                  (i)  "Affiliate" shall mean any other person or entity under
                        ---------
common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations thereunder;

                  (ii)  "ERISA" shall mean the Employee Retirement Income
                         -----
Security Act of 1974, as amended;

                  (iii)  "Company Employee Plan" shall refer to any plan,
                          ---------------------
program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether formal or informal, funded or unfunded, including without limitation, each "employee benefit plan", within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any "Employee" (as defined below), and pursuant to which the Company or
        --------
any Affiliate has or may have any material liability contingent or otherwise;

                  (iv)  "Employee" shall mean any current, former, or retired
                         --------
employee, officer, or director of the Company or any Affiliate;

                  (v)  "Employee Agreement" shall refer to each management,
                        ------------------
employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or similar agreement or contract between the Company or any Affiliate and any Employee or consultant;

                  (vi)  "IRS" shall mean the Internal Revenue Service;
                         ---

                  (vii)  "Multiemployer Plan" shall mean any "Pension Plan" (as
                          ------------------
defined below) which is a "multiemployer plan", as defined in Section 3(37) of ERISA; and

                  (viii)  "Pension Plan" shall refer to each Company Employee
                           ------------
Plan which is an "employee pension benefit plan", within the meaning of Section 3(2) of ERISA.

          (b)   Schedule.  Schedule 2.19(b) contains an accurate and complete
                --------
list of each Company Employee Plan and each Employee Agreement, together with a schedule of all liabilities, whether or not accrued, under each such Company Employee Plan or Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan or Employee Agreement, to modify any Company Employee Plan or Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

          (c)   Documents.  The Company has provided to Parent, if any, (i)
                ---------
correct and complete copies of all documents embodying or relating to each Company Employee Plan and each Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three most recent annual reports (Series 5500 and all schedules thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the most recent summary of material modifications, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination letters and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the Department of Labor ("DOL") with respect to any Company
                                             ---
Employee Plan; (vii) all communications
material to any Employee or Employees relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

          (d)  Employee Plan Compliance.  Except as set forth on Schedule
               ------------------------
2.19(d), (i) the Company has performed in all material respects all obligations required to be performed by it under each Company Employee Plan and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code;
(ii) no "prohibited transaction", within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan;
(iii) there are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; and (iv) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to the Company, Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (v) there are no inquiries or proceedings pending or, to the knowledge of the Company or any affiliates, threatened by the IRS or DOL with respect to any Company Employee Plan; and (vi) neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Section 4975 through 4980 of the Code.

          (e)   Pension Plans.  The Company does not now, nor has it ever,
                -------------
maintained, established, sponsored, participated in, or contributed to, any Pension Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (f)   Multiemployer Plans.  At no time has the Company contributed
                -------------------
to or been requested to contribute to any Multiemployer Plan.

          (g)   No Post-Employment Obligations.  Except as set forth in
                ------------------------------
Schedule 2.19(g), no Company Employee Plan provides, or has any liability to provide, life insurance, medical or other employee benefits to any Employee upon his or her retirement or termination of employment for any reason, except as may be required by statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) that such Employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by statute.

          (h)   Effect of Transaction.
                ---------------------

                (i) Except as provided in Section 1.6 of this Agreement or as set forth on Schedule 2.19(h)(i), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

                (ii) Except as set forth on Schedule 2.19(h)(ii), no payment or benefit which will or may be made by the Company or Parent or any of their respective affiliates with respect to any Employee will be characterized as an "excess parachute payment", within the meaning of
Section 280G(b)(1) of the Code.

          (i)  Employment Matters.  The Company (i) is in compliance in all
               ------------------
material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice).

          (j)  Labor.  No work stoppage or labor strike against the Company is
               -----
pending or, to the knowledge of the Company, threatened. Except as set forth in
Schedule 2.19(j), the Company is not involved in or, to the knowledge of the Company, threatened with, any labor dispute, grievance, or litigation relating to labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act which would, individually or in the aggregate, directly or indirectly result in a liability to the Company. Except as set forth in Schedule 2.19(j), the Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company.

      2.20  Accounts Receivable.
            -------------------

            (a) Set forth in Schedule 2.20(a) is a list of all accounts receivable of the Company reflected on the Balance Sheet ("Accounts Receivable")
                                                           -------------------
along with a range of days elapsed since invoice as of the date of the Balance sheet. All accounts incurred by the applicable account debtors in the amounts invoiced by the Company and stated on its books and records, subject to collection, (i) have arisen or will arise in bona fide transactions by the Company in the ordinary course of business, (ii) represent or will represent upon their creation valid and binding obligations due and owing to the Company, and (iii) are not subject to any defenses, counterclaims or claims for set off. The Company has not established reserves against the Accounts Receivable. No person has any Lien on any of such Accounts Receivable and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable. To the knowledge of the Company, none of such Accounts Receivable is owned by a person or entity that has sought the protection of any bankruptcy or insolvency law or is the subject of any dispute as to payment.

          (b) All the inventories of the Company reflected on the Balance Sheet and the Company's books and records on the date hereof were purchased, acquired or produced in the ordinary course of business and in a manner consistent with the Company's regular inventory practices and are set forth on the Company's books and records in accordance with the practices and principles of the Company. The reserves against such inventory has been established in accordance with the cash method of accounting. The presentation of inventory on the Balance Sheet conforms to the cash method of accounting and such inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value.

     2.21  Shelf Registration Statement Information. The information supplied
           ----------------------------------------
or to be supplied by the Company and, to the knowledge of the Company, by or on behalf of any member of the Company, for inclusion in the registration statement contemplated by the Declaration of Registration Rights attached hereto as Exhibit C (the "Rights Declaration") does not and will not contain any untrue
---------       ------------------
statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

     2.22  Representations Complete. None of the representations or warranties
           ------------------------
made by the Company (as modified by the Company Schedule), nor any statement made in any Schedule or certificate furnished by the Company pursuant to this Agreement, or furnished in or in connection with documents mailed or delivered to the members of the Company in connection with soliciting their consent to this Agreement and the Merger, contains or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

     Parent and Merger Sub represent and warrant to the Company as follows:

     3.1.  Organization, Standing and Power. Parent is a public limited company
           --------------------------------
duly organized, validly existing and in good standing under the laws of the Republic of Ireland. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Parent and Merger Sub has the corporate power to own its properties and to carry on its business as now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified would have a material adverse effect on the ability of Parent and Merger Sub to consummate the transactions contemplated hereby.

     3.2  Authority. Parent and Merger Sub have all requisite corporate power
          ---------
and authority to enter into this Agreement and the Related Agreements to which they are a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Related Agreement to which Parent and Merger Sub are a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub. This Agreement and each Related Agreement to which Parent and Merger Sub are a party has been duly executed and delivered by Parent and Merger Sub and constitute the valid and binding obligations of Parent and Merger Sub, enforceable in accordance with their terms, except as enforceability may be limited by principles of public policy and subject to the laws of general application relating to bankruptcy, insolvency and relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies. The execution and delivery of this Agreement and the Related Agreements to which Parent and Merger Sub are parties by Parent and Merger Sub do not, and the consummation of the transactions contemplated hereby and thereby will not, Conflict with (i) any provision of the Memorandum and Articles of Association of Parent or the Articles of Incorporation of Merger Sub or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or Merger Sub or their properties or assets, except for such Conflicts as would not have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement and the Related Agreements. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any

Governmental Entity or any third party (so as not to trigger any Conflict), is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement and the Related Agreements to which they are parties or the consummation of the transactions contemplated hereby and thereby, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and (iii) such other consents, waivers, authorizations, filings, approvals and registrations as would not have a material adverse effect on the ability of Parent or Merger Sub to consummate the transactions contemplated by this Agreement and the Related Agreements.

     3.3  Capital Structure.
          -----------------

          (a) The authorized share capital of Parent is IR(Pounds)11,250,000 divided into 120,000,000 Ordinary Shares, par value IR9.375 pence per share, of which 50,486,843 shares were issued and 50,461,074 were outstanding as of March 27, 2000. No shares of preferred stock are issued or outstanding. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, all of which are issued and outstanding and are held by Parent. All such shares have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable. Parent has reserved an aggregate of 26,112,646 Ordinary Shares for issuance to employees, directors and consultants pursuant to employee benefit plans, of which 9,472,565 shares have been exercised, 13,246,580 shares are subject to outstanding, unexercised options and 3,893,501 shares remain available for future grant. There are no other options, warrants, calls, rights, commitments or agreements of any character to which Parent is a party or by which it is bound obligating Parent to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Parent or obligating Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (b) The Ordinary Shares of Parent to be issued pursuant to the Merger will be, at the Effective Date, duly authorized, validly issued, fully paid, not subject to any call, preemptive or similar rights. Upon issuance of the ADSs issued pursuant to Article I, the right, title and interest to such ADSs other than the Escrow Shares will be transferred to the holders of Company Interests, free and clear of all liens, charges, encumbrances, security interests and claims.

          (c) Parent meets all requirements for the qualification of the inclusion and quotation of ADSs on the Nasdaq National Market ("NNM"). ADSs to
                                                                ---
be issued pursuant to the Merger will be included and quoted in the NNM.

     3.4  SEC Documents; Parent Financial Statements. Parent filed all reports
          ------------------------------------------
or registration statements with the U.S. Securities and Exchange Commission (the "SEC") required to be filed by it under the Securities Exchange Act of 1934, as
 ---
amended (the "Exchange Act"), for all periods subsequent to January 1, 1999(all
              ------------
of the foregoing being collectively referred to as the "SEC Documents"). Parent
                                                        -------------
has furnished or made available to the Company true and complete copies of all such SEC Documents, all in the form so filed. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed document with the SEC. The financial statements of Parent, including the notes thereto, included in the SEC Documents (the "Parent Financial Statements") comply as to form in all material respects
      ---------------------------
with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto) and present fairly in all material respects the consolidated financial position of Parent at the dates thereof and of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal audit adjustments).

     3.5  No Material Adverse Change. Except as disclosed in the SEC Documents,
          --------------------------
since January 31, 1999 there not occurred any material adverse change in the financial condition, liabilities, assets, business or results of operations of Parent.

                                  ARTICLE IV

                      CONDUCT PRIOR TO THE EFFECTIVE TIME

     4.1  Conduct of Business of the Company. During the period from the date of
          ----------------------------------
this Agreement and continuing until the earlier of (i) the termination of this Agreement and (ii) the Effective Time, the Company agrees (except to the extent that Parent shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. The Company shall promptly notify Parent of any event or occurrence or emergency not in the ordinary course of its business, and any material event involving the Company or its business. Except as expressly contemplated by this Agreement or disclosed in
Schedule 4.1, the Company shall not, without the prior written consent of
Parent:

          (a) Enter into any commitment or transaction not in the ordinary course of business.

          (b) Transfer to any person or entity any rights to the Intellectual Property of the Company;

          (c) Enter into or amend any agreements pursuant to which any other party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company;

          (d) Amend or otherwise modify (or agree to do so), except in the ordinary course of business, or violate the terms of, any of the agreements set forth or described in the Company Schedules;

          (e)   Commence any litigation;

          (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its Company Interests, or split, combine or reclassify any Company Interests or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any Company Interests, or repurchase, redeem or otherwise acquire, directly or indirectly, any Company Interests (or options, warrants or other rights exercisable therefor);

          (g) Except for the issuance of Company Interests upon exercise or conversion of presently outstanding options or warrants to purchase Company Interests, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of Company Interests or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such Company Interests or other convertible securities;

          (h)   Cause or permit any amendments to its LLCA;

          (i) Acquire or agree to acquire by merging or consolidating with, or by purchasing substantially all of the assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of $15,000 in the case of a single transaction or in excess of $15,000 in the aggregate;

          (j) Sell, lease, license or otherwise dispose of any of its properties or assets, except in the ordinary course of business;

          (k) Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or guarantee any debt securities of others;

          (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other Employee, except payments made pursuant to written agreements outstanding on the date hereof;

          (m) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees;

          (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable;

          (o) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Company Financial Statements (or the notes thereto) or expenses consistent with the provisions of this Agreement incurred in connection with any transaction contemplated and permitted hereby;

          (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

          (q) Enter into any strategic alliance, development or joint marketing agreement; or

          (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (q) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

          4.2   No Solicitation. Until the earlier of (i) the Effective Time or
                ---------------
(ii) the date of termination of this Agreement pursuant to the provisions of
Section 8.1 hereof, the Company will not (nor will the Company permit any of the Company's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Parent and its designees: (a) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition of the Company (whether by way of merger, purchase of Company Interests, purchase of assets or otherwise) or any material portion of Company Interests or its assets, (b) provide information with respect to it to any person, other than Parent, relating to the possible acquisition of the Company (whether by way of merger, purchase of Company Interests, purchase of assets or otherwise) or any material portion of Company Interests or its assets,
(c) enter into an agreement with any person, other than Parent, providing for the acquisition of the Company (whether by way of merger, purchase of Company Interests, purchase of assets or otherwise) or any material portion of Company Interest or assets or (d) make or authorize any statement, recommendation or solicitation in support of any possible acquisition of the Company (whether by way of merger, purchase of Company Interests, purchase of assets or otherwise) or any material portion of Company Interests or assets by any person, other than by Parent. In addition to the foregoing, if the Company receives prior to the Effective Time or the termination of this Agreement any offer or proposal relating to any of the above, the Company shall immediately notify Parent thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Parent may reasonably request. For purposes of this Section 4.2, "material portion" shall be deemed to be "greater than five percent."

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     5.1  Member Mailing.
          --------------

          (a) As promptly as practicable after the execution of this Agreement, the Company shall prepare, and Parent shall assist in preparing, a mailing (the "Member Mailing") relating to the solicitation of the consent of
              --------------
the holders of Company Interests to the Merger. The Member Mailing shall include information regarding the Company, its financial statements and the Merger and an investor suitability questionnaire. Parent shall provide to the Company and its counsel for inclusion in the Member Mailing such publicly available information concerning Parent, its operations, capitalization, technology, share ownership and other material as Parent or its counsel may reasonably request. Each of Parent and the Company shall use its reasonable best efforts to cause the Member Mailing to be mailed to the holders of the Company Interests at the earliest practicable time. Whenever any event occurs which should be set forth in a supplement to the Member Mailing, Parent or the Company, as the case may be, shall promptly inform the other company of such occurrence and cooperate in preparing such supplement.

          (b) The Company shall use its best efforts to solicit and obtain the consent of the holders of Company Interests sufficient to approve the Merger and this Agreement and to enable the Closing to occur as promptly as practicable. The materials submitted to the holders of Company Interests shall be subject to prior review and approval by Parent and shall include the unanimous recommendation of the Board of Managers of the Company in favor of the Merger and this Agreement.

     5.2  Access to Information. The Company shall afford Parent and its
          ---------------------
accountants, counsel and other representatives access during normal business hours during the period prior to the Effective Time to (a) all of its properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel of it as Parent may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section 5.2 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

     5.3  Confidentiality. Each of the parties hereto hereby agrees to and
          ---------------
reaffirms the confidentiality terms and provisions of the letter of intent between Parent and the Company dated as of March 6, 2000.

     5.4  Expenses. Whether or not the Merger is consummated, all fees and
          --------
expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties ("Third Party Expenses") incurred by a party in
                            --------------------
connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses, except the expenses listed on Schedule 1.6(h) attached hereto, which expenses, if not already paid, shall be deducted from the consideration paid at the Closing by Parent in the manner set forth in this Agreement and shall be paid reasonably promptly following the Closing by the Parent or the Surviving Corporation.

     5.5  Public Disclosure. Upon execution and delivery of this Agreement by
          -----------------
the parties hereto, Parent and the Company shall release a jointly prepared announcement describing the Merger. Except as aforesaid, unless otherwise required by law, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the subject matter of this Agreement shall be made by the Company unless approved by Parent prior to release, provided that such approval shall not be unreasonably withheld.

     5.6  Consents. The Company shall use its best efforts to obtain the
          --------
consents, waivers and approvals under any of the Contracts as may be required in connection with the Merger (all of such consents, waivers and approvals are set forth in Company Schedules) so as to preserve for the Surviving Corporation all rights of, and benefits to, the Company thereunder.

     5.7  Reasonable Efforts. Subject to the terms and conditions provided in
          ------------------
this Agreement, each of the parties hereto shall use its reasonable efforts to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that Parent shall not be required to agree to any divestiture by Parent or the Company or any of Parent's subsidiaries or affiliates of shares of capital stock or of any business, assets or property of Parent or its subsidiaries or affiliates or the Company or its affiliates, or the imposition of any limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and capital stock.

     5.8  Notification of Certain Matters. The Company shall give prompt notice
          -------------------------------
to Parent, and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company and Parent or Merger Sub, respectively, contained in this Agreement to be untrue or inaccurate at or prior to the Effective Time except as contemplated by this Agreement (including the Company Schedules) and (ii) any failure of the Company or Parent, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 5.8 shall not limit or otherwise affect any remedies available to the party receiving such notice.

     5.9  Additional Documents and Further Assurances. Each party hereto, at the
          -------------------------------------------
request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

     5.10  Resale Registration Statement. Parent shall use its reasonable best
           -----------------------------
efforts to file as soon as practicable following the Effective Time, but in no event later than 45 days after the Effective Time a registration statement with the SEC covering the resale of the ADSs to be issued at the Effective Time to those holders of Company Interests who have delivered to Parent a Lock-Up Agreement (as defined herein) pursuant to this Agreement, subject to the terms and conditions set forth in the Rights Declaration.

      5.11  NNM Listing. Parent shall authorize for listing on the NNM the ADSs
            -----------
issuable in connection with the Merger, upon official notice of issuance.

                                  ARTICLE VI

                           CONDITIONS TO THE MERGER

     6.1  Conditions to Obligations of Each Party to Effect the Merger. The
          ------------------------------------------------------------
respective obligations of each party to this Agreement to effect theMerger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

          (a)   Approval by Holders of Company Interests. This Agreement and the
                ----------------------------------------
Merger shall have been approved and adopted by the members of the Company by the requisite vote under the LLC Act and the Company's LLCA.

          (b)   No Injunctions or Restraints; Illegality. No temporary
                ----------------------------------------
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (c)   Payment of Invoice Amounts by Avnet. All amounts invoiced under
                -----------------------------------
the Development Agreement shall have been paid by Avnet to the Company.

          (d)   Execution of Common Unit Purchase Agreement. The Company and
                -------------------------------------------
Avnet shall have executed and delivered a Common Unit Purchase Agreement for the purchase and sale of 1,000,000 Common Units of the Company which shall also contain, among other things, a termination of the Development Agreement and a full release of any obligations either party may have against the other party pursuant to the Development Agreement.

     6.2  Additional Conditions to Obligations of the Company. The obligations
          ---------------------------------------------------
of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

          (a)   Representations and Warranties. The representations and
                ------------------------------
warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases where the failure to be so true and correct would not have a Material Adverse Effect on the Parent or Merger Sub, taken as a whole. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the President and the Chief Financial Officer of Parent and on behalf of Merger Sub by an appropriate officer of Merger Sub.

          (b)   Agreements and Covenants.  Parent and Merger Sub shall have
                ------------------------
performed or complied (which performance or compliance shall be subject to Parent's or Merger Sub's ability to cure as provided in Section 8.1(e) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of Parent and the appropriate officer of Merger Sub.

          (c)   Legal Opinion. Company shall have received a legal opinion from
                -------------
Binchys Solicitors, legal counsel to Parent and Merger Sub, in form and substance reasonably satisfactory to the Company.

     6.3  Additional Conditions to the Obligations of Parent and Merger Sub. The
          -----------------------------------------------------------------
obligations of Parent and Merger Sub to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

          (a)   Representations and Warranties. The representations and
                ------------------------------
warranties of the Company and the Principal Members contained in this Agreement shall have been true and correct as of the date of this Agreement. In addition, the representations and warranties of the Company and the Principal Members contained in this Agreement shall be true and correct on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time. Parent shall have received a certificates with respect to the foregoing signed on behalf of the Company by the President and the Chief Financial Officer of the Company and signed by each of the Principal Members.

          (b)   Agreements and Covenants. Each of the Company and the Principal
                ------------------------
Members shall have performed or complied (which performance or compliance shall be subject to the Company's and the Principal Members' ability to cure as provided in Section 8.1(d) below) in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and Parent and Merger Sub shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company and by each of the Principal Members.

          (c)   Third Party Consents. Parent shall have been furnished with
                --------------------
evidence satisfactory to it that the Company has obtained the consents, approvals and waivers set forth in Schedule 6.3(c).

          (d)   Legal Opinion. Parent shall have received a legal opinion from
                -------------
Bell, Boyd & Lloyd LLC, legal counsel to the Company, in form and substance reasonably acceptable to Parent.

          (e)   Material Adverse Change. There shall not have occurred any
                -----------------------
material adverse change in the business, assets (including intangible assets) financial condition or results of operations of the Company since the date of this Agreement.

          (f)   Lock-Up Agreement. (i) Each holder of Company Interests shall
                -----------------
have executed and delivered to Parent a Lock-Up Agreement in substantially the form of Exhibit D, (ii) the aggregate number of shares excluded from all such
        ---------
Lock-Up Agreements shall not exceed that number which is obtained by dividing $1,000,000 by the ADS Trading Price, and (iii) all such Lock-Up Agreements shall be in full force and effect.

          (g)   Indemnity Agreement. Each holder of Company Interests shall have
                -------------------
executed and delivered to Parent the Indemnity Agreement in substantially the form of Exhibit E.
        ---------

          (h)   Noncompetition Agreements.  Each of Steven Goodman, Scott
                -------------------------
Mitchell, Malcolm Youngren and John-Paul O'Brien shall have executed and delivered to Parent a Noncompetition Agreement in the form of Exhibit F and all
                                                              ---------
such Noncompetition Agreements shall be in full force and effect.

          (i)   Escrow Agreement. The Escrow Agreement shall have been duly
                ----------------
executed and delivered by the Company and the Securityholder Agent (defined below) and shall be in full force and effect.

          (j)   Member Approval. The Merger shall have been approved by the
                ---------------
holders of two-thirds of the outstanding Common Company Units and two-thirds of the outstanding Series A Units.

          (k)   Convertible Securities. All unexercised securities convertible
                ----------------------
into or exchangeable for Company Interests, including all unexercised options and warrants but excluding all Series A Units, shall have been terminated with the written consent of the holders thereof.

          (l)   Transaction Exemption. The offer and issuance of the ADSs
                ---------------------
pursuant to this Agreement shall be exempt from registration requirements of
Section 5 of the Securities Act.

          (m)   Member List.  The Company shall have delivered to Parent the
                -----------
Member List.

          (n)   Opinion of Legal Counsel with respect to Patent Issues. The
                ------------------------------------------------------
Company shall have delivered to Parent a legal opinion from Wallenstein & Wagner Limited, legal counsel to the Company, with respect to certain patent issues, in form and substance reasonably acceptable to Parent.

                                  ARTICLE VII

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW; INDEMNITY

     7.1  Survival of Representations, Warranties and Covenants. All
          -----------------------------------------------------
representations and warranties of each party to this Agreement or in any instrument delivered pursuant to this Agreement and all covenants to be performed prior to the Closing Date shall survive the Merger for a period ending on the date one (1) year from the Closing.

     7.2  Agreement to Indemnify
          ----------------------

          (a) Each of the Company, Goodman and Mitchell (the foregoing collectively referred to as the "Indemnifying Parties"), agrees, jointly and
                                 --------------------
severally, to indemnify and hold Parent and its affiliates, officers, directors, employees and shareholders (collectively, the "Parent Indemnitees") harmless
                                               ------------------
against any losses, claims, damages, costs, expenses or other liabilities (including reasonable attorneys' fees and expenses) (collectively, "Damages")
                                                                    -------
resulting from (i) any breach of or inaccuracy in any representations and warranties of the Company, Goodman or Mitchell set forth in this Agreement or in any certificate delivered pursuant to this Agreement, (ii) any matters disclosed by the Company in Sections 2.11(c), 2.11(k), 2.11(l), and 2.11(q) of the Company Schedules ("Patent Matters") or (iii) any breach or default by the Company, Goodman or
  --------------
Mitchell of any covenant, obligation or other agreement of the Company under this Agreement and the Escrow Agreement (each, a "Parent Indemnifiable Claim").
                                                  --------------------------
This indemnification shall survive the Merger for a period ending on the date one (1) year from the Effective Time (the "Indemnity Termination Date").
                                           --------------------------

          (b) In no event shall any Parent Indemnitee be reimbursed for any Damages under this Section 7.2 until the aggregate of all Damages incurred by Parent Indemnitees with respect to all Parent Indemnifiable Claims exceeds $100,000 (after which the amount of all Damages, including such $100,000, shall become payable in accordance with the provisions of this Section 7.2).

          (c) Notwithstanding anything else contained in this Agreement, the Escrow Agreement or the Indemnity Agreement to the contrary, the maximum aggregate amount which Parent Indemnitees may recover pursuant to this Agreement, the Escrow Agreement and the Indemnity Agreement is $10,000,000; provided, that Parent Indemnitees shall not be entitled to be reimbursed by any
--------  ----
individual Indemnifying Party under the Indemnity Agreement for any amount in excess of the amount set forth opposite such Indemnifying Party's name on
Schedule 7.2 attached hereto.

     7.3  Escrow Arrangements; Limits of Liability. As partial security for the
          ----------------------------------------
obligations of the Company pursuant to this Article VII, the Escrow Amount shall be deposited with an escrow agent and shall be controlled pursuant to the terms of the Escrow Agreement. The liability of the Indemnifying Parties for Damages pursuant to this Article VII or otherwise shall not be limited to or by the Escrow Amount. Notwithstanding anything else contained in this Agreement to the contrary, the indemnification rights contained herein, in the Escrow Agreement and the Indemnity Agreement shall be the exclusive remedy of the Parent Indemnitees for any Parent Indemnifiable Claim except in the case of fraud, and except that nothing in this Article VII shall be construed to limit the non-monetary equitable remedies, including, without limitation, the remedy of specific performance, of any party hereto in respect of any breach by any other party of any covenant or other agreement of such other party contained in or made pursuant to this Agreement or any of the Related Agreements; provided that,
                                                                  -------------
with respect to any Parent Indemnifiable Claims, Parent Indemnitees shall be required to proceed, first, against the Escrow Fund (as defined in the Escrow Agreement) pursuant to the terms of the Escrow Agreement and, thereafter, to the extent such Parent Indemnifiable Claim cannot be satisfied from the Escrow Fund, against any Indemnifying Party pursuant to this Agreement or the Indemnity Agreement, in the sole discretion of SmartForce.

     7.4  Survival of Indemnity; Indemnification Procedures; Time Limits.
          --------------------------------------------------------------

          (a) The indemnification obligations of the Indemnifying Parties pursuant to Section 7.2 for amounts up to the Escrow Amount shall apply only to those claims for indemnification as to which Parent has given written notice thereof pursuant to the terms of the Escrow Agreement on or prior to the Indemnity Termination Date; provided, however, that the foregoing shall not
                            --------  -------  ----
limit the liability of any such Indemnifying Party for Damages incurred by Parent Indemnitees so long as Parent Indemnitees have made claims prior to the Indemnity Termination Date in respect to such Damages. The indemnification procedures set forth in the Escrow Agreement shall apply to all claims for Damages up the Escrow Amount resulting from a Parent Indemnifiable Claim.

          (b) The indemnification obligations of the Indemnifying Parties pursuant to Section 7.2 for amounts in excess of the Escrow Amount shall apply only to those claims for indemnification as to which

Parent has given written notice thereof pursuant to the terms of the Indemnity Agreement on or prior to the Indemnification Termination Date; provided,
                                                               --------
however, that the foregoing shall not limit the liability of such Indemnifying
-------  ----
Party for Damages incurred by Parent Indemnitees so long as Parent Indemnitees have made claims prior to the Indemnity Termination Date in respect to such Damages. The indemnification procedures set forth in the Indemnity Agreement shall apply to all claims for Damages in excess of the Escrow Amount resulting from a Parent Indemnifiable Claim between Parent and such Indemnifying Party. In the event that claims are made by a Parent Indemnitee for Damages (i) under both the Escrow Agreement and the Indemnity Agreement or (ii) under the Indemnity Agreement against more than one Interestholder, which claims proceed to arbitration in accordance with the respective terms of the Escrow Agreement or the Indemnity Agreement, such claims shall be settled in a single arbitration to the extent feasible.

     7.5  Securityholder Agent.
          --------------------

          (a) In the event the Merger is approved, effective upon such vote, and without further act of any holder of Company Interests, Mitchell shall be appointed attorney-in-fact (the "Securityholder Agent") for each holder of
                                 --------------------
Company Interests for and on behalf of each such holder, to give and receive notices and communications, to authorize delivery to Parent of ADSs from the Escrow Fund (as defined in the Escrow Agreement) in satisfaction of claims by Parent under the indemnification provisions contained in Article VII hereof, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the members of the Company from time to time upon not less than thirty (30) days prior written notice to Parent; provided that the Securityholder Agent may not be removed unless holders of a two-thirds interest of the Escrow Fund agree to such removal and to the identity of the substituted agent. The Securityholder Agent may resign upon not less than thirty (30) days prior written notice to Parent and to all holders of an interest in the Escrow Fund. Any vacancy in the position of Securityholder Agent may be filled by approval of the holders of a majority in interest of the Escrow Fund. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his or her services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the members of the Company.

          (b) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The members of the Company on whose behalf the Escrow Amount was contributed to the Escrow Fund shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

          (c) A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the members of the Company for whom a portion of the Escrow Amount otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each of such members, and the Escrow Agent and Parent may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each every such member of the Company. The Escrow Agent and Parent are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

     8.1  Termination. Except as provided in Section 8.2 below, this Agreement
          -----------
may be terminated and the Merger abandoned at any time prior to the Effective
Time:

          (a)   by mutual consent of the Company and Parent;

          (b) by Parent or the Company if: (i) the Effective Time has not occurred by April 30, 2000 (provided that the right to terminate this Agreement under this clause 8.1(b)(i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Merger; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal;

          (c) by Parent if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any Governmental Entity, which would: (i) prohibit Parent's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Parent or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Parent.

          (d) by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company and as a result of such breach the conditions set forth in Section 6.3(a) or 6.3(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by the Company within thirty (30) days through the exercise of its reasonable best efforts, then for so long as the Company continues to exercise such reasonable best efforts Parent may not terminate this Agreement under this Section 8.1(d) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured); or

          (e) by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Parent or Merger Sub and as a result of such breach the conditions set forth in Section 6.2(a) or 6.2(b), as the case may be, would not then be satisfied; provided, however, that if such breach is curable by Parent or Merger Sub within thirty (30) days through the exercise of its reasonable best efforts, then for so long as Parent or Merger Sub continues to exercise such reasonable best efforts the Company may not terminate this Agreement under this Section 8.1(e) unless such breach is not cured within thirty (30) days (but no cure period shall be required for a breach which by its nature cannot be cured).

     Where action is taken to terminate this Agreement pursuant to this Section 8.1, it shall be sufficient for such action to be authorized by the Board of Directors or Board of Managers (as applicable) of the party taking such action.

     8.2  Effect of Termination. In the event of termination of this Agreement
          ---------------------
as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub or the Company, or their respective officers, directors, shareholders or members, provided that the provisions of Sections 5.3 and 5.4 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement; and provided further that each party shall remain liable for any breaches of this Agreement prior to its termination.

     8.3  Amendment. Except as is otherwise required by applicable law after the
          ---------
members of the Company approve this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

     8.4  Extension; Waiver. At any time prior to the Effective Time, Parent and
          -----------------
Merger Sub, on the one hand, and the Company, on the other, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                  ARTICLE IX

                              GENERAL PROVISIONS

     9.1  Notices. All notices and other communications hereunder shall be in
          -------
writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

          (a)  if to Parent or Merger Sub, to:

               SmartForce Public Limited Company
               900 Chesapeake Drive
               Redwood City, California 94063
               Attention: Chief Financial Officer
               Telephone No.: 650-817-5775
               Facsimile No.: 650-868-8518

               with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California 94304
               Attention: Steven V. Bernard
               Telephone No.:  (650) 493-9300
               Facsimile No.:  (650) 493-6811

          (b)  if to the Company, Goodman or Mitchell, as follows:

               the Company:
               Learning Productions, LLC
               2415 East Camelback Road
               Suite 700
               Phoenix, Arizona  85016

               Attention: Chief Executive Officer
               Telephone No.: 602-508-6049
               Facsimile No.:

               to Goodman:
               1601 East Highland, #__________
               Phoenix, Arizona 85016
               Telephone No.:  (202) 255-_____

               to Mitchell:
               1601 East Highland, #1165
               Phoenix, Arizona  85016
               Telephone No.:  (202) 255-1408

               with a copy in each case, to:

               Bell, Boyd & Lloyd LLC
               70 West Madison Street, Suite 3300
               Chicago, Illinois  60602
               Attention:  Paul T. Metzger
               Telephone No.:  (312) 807-4333
               Facsimile No.:   (312) 372-2098

          (c) if to the Securityholder Agent, to Mitchell, at his address set forth above, with a copy to Bell, Boyd & Lloyd LLC, at its address set fort above.

     9.2  Interpretation. The words "include," "includes" and "including" when
          --------------
used herein shall be deemed in each case to be followed by the words "without limitation." The word "agreement" when used herein shall be deemed in each case to mean any contract, commitment or other agreement, whether oral or written, that is legally binding. As used in this Agreement, the phrase "to the best of [a party's] knowledge," "to [a party's] knowledge," "[a party] is not aware," and similar phrases shall mean the knowledge of such party and of the officers and directors of such party after careful consideration of the matters set forth in the representation that is so qualified and a reasonably diligent review of all files, documents, agreements and other materials in such person's possession or subject to his or her control. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.3  Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     9.4  Entire Agreement; Assignment. This Agreement, the schedules and
          ----------------------------
Exhibits hereto, Related Agreements and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided, except that Parent and Merger Sub may assign their respective rights and delegate their respective obligations hereunder to their respective affiliates.

     9.5  Severability. In the event that any provision of this Agreement or the
          ------------
application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.6  Other Remedies. Except as otherwise provided herein, any and all
          --------------
remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.7  Governing Law. This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Each of the parties hereto agrees that process may be served upon them in any manner authorized by the laws of the State of California for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

     9.8  Rules of Construction. The parties hereto agree that they have been
          ---------------------
represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     9.9  Specific Performance. The parties hereto agree that irreparable damage
          --------------------
would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

      9.10  Share Legends. The ADRs to be issued pursuant to this Agreement
            -------------
shall have endorsed thereon a restrictive legend substantially as follows:

            (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED."

            (b) Any legend required to be placed thereon by applicable blue sky laws of any state.

      9.11  California Corporate Securities Law. THE SALE OF THE SECURITIES
            -----------------------------------
WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102, OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.


                  (Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, Parent, Merger Sub, the Company, Steven Goodman, Scott Mitchell and the Securityholder Agent have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.

LEARNING PRODUCTIONS, LLC           SMARTFORCE PUBLIC LIMITED
                                    COMPANY

By: ________________________        By: ________________________
    Name:                               Name:
    Title:                              Title:

LEARNING PRODUCTIONS
ACQUISITION CORP.

By: ________________________        ____________________________
    Name:                           Steven Goodman
    Title:

____________________________        ____________________________
Securityholder Agent                Scott Mitchell


                        ***REORGANIZATION AGREEMENT***

                               INDEX OF EXHIBITS

Exhibit                 Description
-------                 -----------

Exhibit A               Form of Affidavit of Membership

Exhibit B               Form of Escrow Agreement

Exhibit C               Declaration of Registration Rights

Exhibit D               Form of Lock-Up Agreement

Exhibit E               Form of Indemnity Agreement

Exhibit F               Form of Noncompetition Agreement